UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2025

Laird Superfood, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (541) 588-3600

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 26, 2025, Laird Superfood, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock, par value $0.001 per share, represented in person or by proxy at the Annual Meeting was 6,120,570, representing approximately 58% of the 10,569,831 shares issued and outstanding and entitled to vote at the Annual Meeting and constituting a quorum. The voting results on the matters submitted to the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1 – Election of (i) Geoffrey T. Barker, (ii) Patrick Gaston, (iii) Greg Graves, (iv) Laird Hamilton, (v) Grant LaMontagne, (vi) Maile Naylor and (vii) Jason Vieth to the Company’s Board of Directors, each to serve for a one-year term until the annual meeting of stockholders to be held in 2026.

Name	For	Withheld	Broker Non-Votes
Geoffrey T. Barker	3,283,563	7,294	2,829,713
Patrick Gaston	3,283,406	7,451	2,829,713
Greg Graves	3,282,033	8,824	2,829,713
Laird Hamilton	3,285,684	5,173	2,829,713
Grant LaMontagne	3,283,101	7,756	2,829,713
Maile Naylor	2,938,625	352,232	2,829,713
Jason Vieth	3,281,171	9,686	2,829,713

Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain
6,065,312	42,016	13,242

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2025	Laird Superfood, Inc.

	By:	/s/ Anya Hamill
	Name:	Anya Hamill
	Title:	Chief Financial Officer